Exhibit 99.1
Guerra Press Release

Investor Contact:	Media Contact:
David K. Waldman/Klea K. Theoharis	David Bassiouni
Crescendo Communications	Weber Shandwick
(212) 671-1020	(917) 403-1136
thoriumpower@crescendo-ir.com	dbassiouni@webershandwick.com

FOR IMMEDIATE RELEASE

THORIUM POWER APPOINTS JAMES D. GUERRA AS CHIEF FINANCIAL OFFICER AND
TREASURER, EXECUTIVE VICE PRESIDENT

McLean, Virginia – October 23, 2007 – Thorium Power Ltd. (OTCBB: THPW),  the leading developer of low waste, non-proliferative nuclear fuel technology for existing and future reactors, today announced the appointment of James D. Guerra as Chief Financial Officer and Treasurer, Executive Vice President.

A seasoned financial executive, Mr. Guerra’s experience encompasses the domestic and international markets as well as a diverse range of industries including nuclear energy. Most recently, he served as Vice President of Finance and Chief Financial Officer of Exelon Business Services Company from 2002 to 2007. Exelon Business Services Company is the corporate services and operating company of Exelon, the largest producer of nuclear energy in the United States. Prior to joining Exelon, Mr. Guerra was Vice President of Finance and Treasurer and Controller of Grupo Dina, the Mexico City-based manufacturer of trucks and the largest producer of motor coaches and bus spare parts in North America. Earlier in his career, Mr. Guerra served in senior financial management positions with AT&T, Citigroup, and Beatrice Companies.

Seth Grae, Chief Executive Officer of Thorium Power, stated: “Jim Guerra is a highly-valued financial expert in the nuclear energy industry. At Exelon, Jim was an integral member of the financial team that engineered one of the most significant turnarounds in the history of nuclear energy. During his tenure, Exelon became one of the nuclear power industry’s top performers. Jim’s track record speaks for itself and we are honored to welcome him aboard at this exciting time.”

Mr. Guerra noted, “I am pleased to join Thorium Power as we gear up for what is quickly becoming a very dynamic period for the nuclear energy industry, and I am impressed by the significant opportunities the company is ready to embark upon. I look forward to working with this high-caliber team in establishing a new standard in non-proliferation and nuclear fuel efficiency.”

Mr. Guerra holds a B.A. in Economics from the University of Notre Dame and an M.M. in Accounting/Finance from the Kellogg School of Management at Northwestern University. He is a licensed CPA in the State of Illinois.

About Thorium Power, Ltd.

Based in McLean, VA, Thorium Power, Ltd. is a nuclear energy pioneer and the leading provider of low-waste, non-proliferative nuclear fuel technology for existing and future reactors. The Company's technologies include nuclear fuel designs optimized to address key concerns about traditional nuclear power, including nuclear proliferation and nuclear waste. Thorium Power plans to license its technologies to commercial and government owned reactor operators and nuclear fuel fabricators aiming to benefit from thorium-based fuels. The Company is targeting new reactors in countries without a nuclear industry today, as well as currently operating and new reactors in countries with an established industry. Thorium Power is also leveraging its nuclear technology, business and regulatory expertise and relationships by offering consulting and strategic advisory services to commercial entities and governments looking to establish or expand nuclear industry capabilities and infrastructure. In addition to leveraging its International and Technical Advisory Boards comprised of key national and international leaders in the fields of nuclear energy, finance, government affairs, non-proliferation and diplomacy, the Company maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. To support the implementation of its business model, Thorium Power has plans to form partnerships with various types of participants in the nuclear industry, allowing the Company to address multiple nuclear reactor types internationally.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

For more information:
Peter Charles
Thorium Power, Ltd.
Ph: (703) 918-4932
Email: ir@thoriumpower.com
SOURCE: Thorium Power